EXHIBIT 99.6

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented by NRG Energy, Inc. (“NRG” or the “Company”) to illustrate the estimated effects of the acquisition of a portfolio of natural gas-fired and dual fuel facilities, and CPower, a leading demand response platform, from LS Power (the “LS Power Portfolio”), (“the Acquisition”), and certain other related transactions and adjustments described below (collectively, the “Transactions Accounting Adjustments”).

Acquisition of LS Power Portfolio

On January 30, 2026, NRG completed the acquisition of the LS Power Portfolio, pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of May 12, 2025 by and among the Company, NRG East Generation Holdings LLC, NRG Texas LLC, NRG Demand Response Holdings LLC, NRG Gas Development Company, LLC (all of which are subsidiaries of the Company) and Lightning Power Holdings, LLC, Thunder Generation, LLC, CCS Power Holdings, LLC and Linebacker Power Development Funding, LLC (all of which were affiliates of LS Power Equity Advisors, LLC). Pursuant to the Purchase Agreement, NRG acquired all of the issued and outstanding equity interests of Lightning Power, LLC (“Lightning”)1, Linebacker Power Holdings, LLC (“Linebacker”)2, CCS Intermediate HoldCo, LLC (“CCS”)3 and Jack County Power Development, LLC (“JCPD”)4. The LS Power Portfolio includes 18 natural gas-fired and dual fuel facilities totaling approximately 13 GW of capacity, located across nine states, as well as CPower, a leading demand response platform, which operates in all the country’s deregulated energy markets and has more than 2,000 commercial and industrial customers.

Subject to the terms and conditions of the Purchase Agreement, the purchase price for the transaction consists of 24,250,000 shares of common stock of the Company, par value of $0.01 per share (the “Stock Consideration”), and $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion in cash (the “Cash Consideration”). As part of the transaction, NRG also assumed approximately $3.2 billion of debt.

In connection with the Purchase Agreement, NRG entered into a commitment letter for a 364-day Senior Secured Bridge Facility (the “Bridge Facility”) in a principal amount not to exceed $4.4 billion for the purposes of paying a portion of the Cash Consideration for the acquisition and paying fees and expenses in connection with the acquisition. The Bridge Facility was terminated on October 8, 2025, subsequent to obtaining permanent financing.

Pro Forma Financial Information

The unaudited pro forma combined balance sheet as of December 31, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power acquired entities (as listed below) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on December 31, 2025. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical consolidated statement of operations of NRG and the historical statements of operations of the LS Power acquired entities (as listed below), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2025. We refer to these unaudited pro forma combined balance sheet and unaudited pro forma combined statement of operations as the “pro forma financial information”.

1 The pro forma financial information for Lightning was prepared using the financial statements of Lightning Power, LLC for the year ended December 31, 2025 and for the period August 9, 2024 to December 31, 2024. The period from January 1, 2024 to August 8, 2024 is included in the financial statements of Fund III Projects (as defined below) and Gridiron Intermediate Holdings, LLC (“Gridiron”). The “Fund III Projects” are comprised of the operations and assets held by Granite Generation, LLC, Helix Gen Funding, LLC, Ocean State Power LLC, and Rise Light & Power, LLC.

2 Linebacker Power Holdings, LLC (one of the acquired entities) owns Linebacker Power Funding, LLC. The pro forma financial information was prepared using the available audited and unaudited financial statements of Linebacker Power Funding, LLC. Differences between the two entities include affiliate billings and certain incremental general and administrative costs and are immaterial to the pro forma information.

3 CCS Intermediate Holdco, LLC (one of the acquired entities) owns CCS Power Finance Co, LLC (“CPower”). The pro forma financial information was prepared using the available audited and unaudited financial statements of CPower. Differences between the two entities include immaterial affiliate billings and certain immaterial incremental general and administrative costs. Removal of intercompany note of $16.5 million between the two entities and its related impact on the pro forma information is included in the pro forma Transactions Accounting Adjustments.

4 The pro forma financial information does not include the estimated effects from the acquisition of Jack County Power Development, LLC, as audited and unaudited financial statements for that entity are not available and the effects of that entity are immaterial to the pro forma information.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only, in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statement of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisition and the related transactions. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition and the related transactions.

The pro forma financial information for the acquisition of the LS Power Portfolio has been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) with NRG being the accounting acquirer in the acquisition. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date based on NRG’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates, which were made solely for the purpose of this pro forma financial information, and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial information.

The purchase price for the acquisition of the LS Power Portfolio consists of Cash Consideration of $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion, and Stock Consideration of 24,250,000 shares of common stock of the Company, par value of $0.01 per share.

The pro forma financial information gives effect to the following sources of funds to satisfy the Cash Consideration:

•	proceeds of $3.6 billion from unsecured corporate debt, net of issuance costs, issued in October 2025;

•	proceeds of $743 million from secured corporate debt, net of issuance costs, issued in October 2025 ; and

•	proceeds of $2.5 billion from the Company’s Revolving Credit Facility, drawn in January 2026.

The pro forma financial information should be read in conjunction with the accompanying explanatory notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical financial statements and the related notes of NRG and the LS Power acquired entities as listed below:

NRG Financial Statements:

•	audited consolidated financial statements of NRG as of and for the fiscal year ended December 31, 2025 and the related notes included in NRG’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 24, 2026;

LS Power Acquired Entities’ Financial Statements:

•	audited consolidated financial statements of Lightning Power, LLC and its subsidiaries for the year ended December 31, 2025 and for the period August 9, 2024 to December 31, 2024 and the related notes, which are included as Exhibit 99.1 to this current Report on Form 8-K;

•	audited consolidated financial statements of Linebacker Power Funding, LLC and subsidiaries as of December 31, 2025 and 2024, and the related notes, which are included as Exhibit 99.4 to this current Report on Form 8-K

•	audited consolidated financial statements of CCS Power Finance Co, LLC as of and for the fiscal year ended December 31, 2025 and 2024 and the related notes, which are included as Exhibit 99.5 to this current Report on Form 8-K;

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$4,708	$—	$—	$129	$(6,851)	$2,494	7(a)	$480
Funds deposited by counterparties	260	—	—	—	—	—		260
Restricted cash	30	99	50	—	—	—		179
Accounts receivable, net	4,065	88	13	27	(52)	—	7(b)	4,141
Inventory	461	129	38	—	—	—		628
Derivative instruments	2,189	538	31	—	—	—		2,758
Cash collateral paid in support of energy risk management activities	365	—	—	—	—	—		365
Prepayments and other current assets	1,069	80	10	3	—	—		1,162
Total current assets	13,147	934	142	159	(6,903)	2,494		9,973
Property, plant and equipment, net	3,632	6,422	670	10	4,508	—		15,242
Other Assets
Equity investments in affiliates	16	—	—	—	—	—		16
Operating lease right-of-use assets, net	130	26	—	2	—	—		158
Goodwill	5,017	128	—	127	1,601	—	7(c)	6,873
Customer relationships, net	1,203	—	—	—	250	—	7(d)	1,453
Other intangible assets, net	1,106	30	—	101	(41)	—	7(d)	1,196
Derivative instruments	1,568	336	12	—	—	—		1,916
Deferred income taxes	1,843	—	—	—	—	—		1,843
Other non-current assets	1,478	8	—	2	—	—		1,488
Total other assets	12,361	528	12	232	1,810	—		14,943
Total Assets	$29,140	$7,884	$824	$401	$(585)	$2,494		$40,158

LIABILITIES AND STOCKHOLDERS' EQUITY/MEMBER’S EQUITY

Current Liabilities
Current portion of long-term debt and finance leases	$31	$8	$—	$86	$(77)	$2,494	7(e)	$2,542
Current portion of operating lease liabilities	35	1	—	1	—	—		37
Accounts payable	2,834	69	6	1	(52)	—	7(b)	2,858
Derivative instruments	2,257	566	24	—	—	—		2,847
Cash collateral received in support of energy risk management activities	260	—	—	—	—	—		260
Deferred revenue current	748	7	—	—	—	—		755
Accrued expenses and other current liabilities	1,864	172	22	130	49	—	7(f)	2,237
Total current liabilities	$8,029	$823	$52	$218	$(80)	$2,494		$11,536

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025 (Continued)

	Historical				Transaction Accounting
		LS Power Portfolio			Adjustments
(In millions)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
Other Liabilities
Long-term debt and finance leases	$16,412	$3,165	$603	$—	$(449)	$—	7(e)	$19,731
Non-current operating lease liabilities	144	26	—	1	—	—		171
Derivative instruments	1,103	363	23	—	—	—		1,489
Deferred income taxes	15	—	—	18	3	—	7(g)	36
Deferred revenue non-current	895	—	—	—				895
Other non-current liabilities	861	77	2	—	—	—		940
Debt due to related parties	—	—	—	17	(17)	—	7(h)	—
Accrued liabilities due to related parties	—	—	—	3	(3)	—	7(h)	—
Total other liabilities	19,430	3,631	628	39	(466)	—		23,262
Total Liabilities	27,459	4,454	680	257	(546)	2,494		34,798
Stockholders' Equity/ Member’s Equity
Preferred stock	650	—	—	—	—	—		650
Common stock	2	—	—	—	—	—		2
Additional paid-in-capital	215	—	—	—	3,728	—	7(i)	3,943
Retained earnings	1,982	—	—	—	(49)	—	7(j)	1,933
Treasury stock, at cost	(1,087)	—	—	—	—	—		(1,087)
Accumulated other comprehensive loss	(81)	—	—	—	—	—		(81)
Member’s equity	—	3,430	144	144	(3,718)	—	7(k)	—
Total Stockholders' Equity/ Member’s Equity	1,681	3,430	144	144	(39)	—		5,360
Total Liabilities and Stockholders' Equity/Member’s Equity	$29,140	$7,884	$824	$401	$(585)	$2,494		$40,158

NRG ENERGY, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Historical				Transactions Accounting
		LS Power Portfolio			Adjustments
(In millions, except per share amounts)	NRG	Lightning as Reclassified (Note 3)	Linebacker as Reclassified (Note 4)	CPower as Reclassified (Note 5)	Acquisition Accounting Adjustments	Financing Transactions Adjustments	Notes	Pro Forma Combined
Revenue
Revenue	$30,713	$2,115	$510	$247	$(114)	$—	8(a)	$33,471
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	24,761	1,299	388	156	(232)	—	8(a)	26,372
Depreciation and amortization	1,406	335	25	23	77	—	8(b)	1,866
Selling, general and administrative costs	2,602	55	6	53	(1)	—	8(a)	2,715
Acquisition-related transaction and integration costs	74	—	—	1	49	—	8(c)	124
Total operating costs and expenses	28,843	1,689	419	233	(107)	—		31,077
Loss on sale of assets	(25)	—	—	—	—	—		(25)
Operating Income/(Loss)	1,845	426	91	14	(7)	—		2,369
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	11	—	—	—	—	—		11
Impairment losses on investments	(39)	—	—	—				(39)
Other income, net	68	23	1	—	—	—		92
Loss on debt extinguishment	(10)	—	—	—	—	—		(10)
Interest expense	(741)	(241)	(29)	(12)	55	(303)	8(d)	(1,271)
Total other expense, net	(711)	(218)	(28)	(12)	55	(303)		(1,217)
Income/(Loss) Before Income Taxes	1,134	208	63	2	48	(303)		1,152
Income tax expense/(benefit)	270	—	2	—	12	(75)	8(e)	209
Net Income/(Loss)	864	208	61	2	36	(228)		943
Less: Cumulative dividends attributable to Series A Preferred Stock	67	—	—	—	—	—		67
Net Income/(Loss) Available for Common Shareholders	$797	$208	$61	$2	$36	$(228)		$876
Income per Share
Weighted average number of common shares outstanding — basic	195				24		8(f)	219
Income per weighted average common share — basic	$4.09							$4.00
Weighted average number of common shares outstanding — diluted	199				24		8(f)	223
Income per weighted average common share — diluted	$4.01							$3.93

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The pro forma financial information for the Acquisition has been prepared using the acquisition method of accounting under U.S. GAAP, in accordance with ASC 805, and is derived from the audited and unaudited historical financial statements of NRG and the acquired entities.

The unaudited pro forma combined balance sheet as of December 31, 2025 combines the historical consolidated balance sheet of NRG and the historical balance sheets of the LS Power acquired entities (as listed above) after giving effect to the acquisition of the LS Power Portfolio and the related transactions, as if they had occurred on December 31, 2025. The unaudited pro forma combined statement of operations for the year ended December 31, 2025 combines the historical consolidated statement of operations of NRG and the historical statements of operations of the LS Power acquired entities (as listed above), after giving effect to the Transactions Accounting Adjustments, as if they had occurred on January 1, 2025.

The pro forma financial information has been prepared by NRG for illustrative and informational purposes only in accordance of Article 11. The pro forma financial information is based on the Transactions Accounting Adjustments and assumptions and is not necessarily indicative of what NRG’s consolidated statement of operations or consolidated balance sheet actually would have been had the Transactions Accounting Adjustments been completed as of the dates indicated, or what they will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of NRG following the completion of the Acquisition. The pro forma financial information does not reflect any revenue enhancements, cost savings, operating synergies or restructuring costs that may be achievable or incurred prospectively in connection with the Acquisition and related transactions.

The acquisition method of accounting requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired and the liabilities assumed at fair value at the acquisition date. The determination of fair value used in the Transactions Accounting Adjustments is preliminary and based on management’s best estimates considering currently available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price allocation presented is dependent upon certain valuations and other analyses that have not yet been finalized. The actual amounts eventually recorded for purchase accounting, including the identifiable intangibles and goodwill may differ materially from the information presented and could be materially impacted by changing fair value measurements caused by the volatility in the current market environment.

Under ASC 805, acquisition-related transactions costs are not included as a component of the consideration transferred and are expensed in the period in which the costs are incurred. Total costs related to the Acquisition are estimated to be $81 million, of which $32 million were recorded in the historical Consolidated Statement of Operations of NRG for the year ended December 31, 2025 and estimated costs of $49 million were accrued in the pro forma combined financial statements. Acquisition costs include primarily due diligence, valuation, legal and filing fees, professional and other consulting fees.

During the preparation of the unaudited pro forma combined financial information, management performed a preliminary analysis of the acquired entities financial information to identify differences in accounting policies as compared to those of NRG. Except as noted below, at this time NRG is not aware of any material differences in the accounting policies followed by NRG and those used by the acquired entities in preparing its consolidated financial statements that would have a material impact on the pro forma financial information.

During the preparation of the unaudited pro forma combined financial information, management identified that LS Power acquired entities elected to expense all maintenance costs to costs of operations in the period incurred, which is different than NRG’s policy to capitalize a portion of maintenance costs that extend the life of an asset and depreciate over the expected period of benefit. The Company recorded pro forma adjustments aiming to align the recognition of the major maintenance costs of the LS Power entities based on information currently available (see Note 8(a,b)). When additional information is available and additional analysis is performed, the Company may adjust such amounts and may identify other policy differences.

Note 2. Preliminary Purchase Price and Related Financing

The purchase price for the acquisition of the LS Power Portfolio consists of Stock Consideration of 24,250,000 shares of common stock of the Company, par value of $0.01 per share, and Cash Consideration of $6.4 billion plus preliminary working capital and certain other adjustments of $0.5 billion.

The pro forma financial information gives effect to the following sources of funds to satisfy the Cash Consideration:

•	proceeds of $2.376 billion from issuance of $2.4 billion Senior Unsecured Notes due 2036 at 6.000% interest rate, net of issuance costs;

•	proceeds of $1.238 billion from issuance of $1.250 billion Senior Unsecured Notes due 2034 at 5.750% interest rate, net of issuance costs;

•	proceeds of $619 million from issuance of $625 million Senior Secured First Lien Notes due 2030 at 4.734% interest rate, net of issuance costs;

•	partial proceeds of $124 million from issuance of $625 million Senior Secured First Lien Notes due 2035 at interest rate of 5.407%, net of issuance costs; and

•	proceeds of approximately $2.494 billion from the Company’s Revolving Credit Facility.

Note 3. Reclassification Adjustments — Lightning

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Lightning financial information to identify differences in Lightning financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Lightning

Audited Consolidated Balance Sheet

As of December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Assets
Restricted cash	Restricted cash	$99	$—		$99
Accounts receivable	Accounts receivable, net	88	—		88
Inventory	Inventory	129	—		129
Prepaid expenses	Prepayments and other current assets	29	51	(a)	80
Assets from risk management activities	Derivative instruments	538	—		538
Deposits		26	(26)	(a)	—
Other current assets		25	(25)	(a)	—
Property, plant, and equipment, net	Property, plant and equipment, net	6,422	—		6,422
Intangible assets, net	Other intangible assets, net	30	—		30
Assets from risk management activities, long term	Derivative instruments	336	—		336
Operating lease right-of-use assets, net	Operating lease right-of-use assets, net	26	—		26
Goodwill	Goodwill	128	—		128
Other noncurrent assets	Other non-current assets	8	—		8
Total Assets		$7,884	$—		$7,884
Liabilities
Current portion of long-term debt	Current portion of long-term debt and finance leases	$8	$—		$8
Operating lease liabilities (short-term)	Current portion of operating lease liabilities	1	—		1
Accounts payable and accrued expenses	Accounts payable	167	(98)	(b)	69
Liabilities from risk management activities	Derivative instruments	566	—		566
Deferred revenue	Deferred revenue current	7	—		7
Other current liabilities	Accrued expenses and other current liabilities	74	98	(b)	172
Long term debt	Long-term debt and finance leases	3,165	—		3,165
Liabilities from risk management activities, long term	Derivative instruments	363	—		363
Asset retirement obligations		74	(74)	(c)	—
Operating lease liabilities (long-term)	Non-current operating lease liabilities	26	—		26
Other long term liabilities	Other non-current liabilities	3	74	(c)	77
Stockholders’ Equity/Member’s Equity
Member’s equity	Member’s equity	3,430	—		3,430
Total Liabilities and Stockholders' Equity/Member’s Equity		$7,884	$—		$7,884

(a) Reclassification from Deposits and Other current assets to Prepayments and other current assets

(b) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

(c) Reclassification from Asset retirement obligations to Other non-current liabilities

Statement of Operations Reclassifications

Lightning

Audited Consolidated Statement of Operations

For the Year Ended December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Lightning Before Reclassification	Reclassification		Lightning as Reclassified
Total revenues	Revenue	$2,115	$—		$2,115
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	871	428	(a)	1,299
Loss on risk management activities		101	(101)	(a)	—
Operating and maintenance		322	(322)	(a)	—
Depreciation	Depreciation and amortization	335	—		335
General and administrative	Selling, general and administrative costs	55	—		55
Accretion		5	(5)	(a)	—
Other gain (loss), net	Other income/(expense), net	18	5	(b)	23
Interest expense, net	Interest expense	(236)	(5)	(b)	(241)
Net Income		$208	$—		$208

(a) Reclassification from Loss of risk management activities, Operating and maintenance, and Accretion to Cost of operations

(b) Reclassification of interest income from Interest expense, net to Other income, net

Note 4. Reclassification Adjustments — Linebacker

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the Linebacker financial information to identify differences in Linebacker’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

Linebacker

Audited Consolidated Balance Sheet

As of December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Assets
Restricted cash	Restricted cash	$50	$—		$50
Accounts receivable	Accounts receivable, net	13	—		13
Inventory	Inventory	38	—		38
Prepaid expenses	Prepayments and other current assets	7	3	(a)	10
Assets from risk management activities	Derivative instruments	31	—		31
Other current assets		3	(3)	(a)	—
Property, plant, and equipment, net	Property, plant and equipment, net	670	—		670
Assets from risk management activities, long term	Derivative instruments	12	—		12
Total Assets		$824	$—		$824

Liabilities
Accounts payable and accrued expenses	Accounts payable	$28	$(22)	(b)	$6
	Accrued expenses and other current liabilities	—	22	(b)	22
Liabilities from risk management activities	Derivative instruments	24	—		24
Long term debt	Long-term debt and finance leases	603	—		603
Liabilities from risk management activities, long term	Derivative instruments	23	—		23
Asset retirement obligations	Other non-current liabilities	2	—		2
Stockholders’ Equity/ Members Equity
Member’s equity	Member’s equity	144			144
Total Liabilities and Stockholders' Equity/Member’s Equity		$824	$—		$824

(a) Reclassification from Other current assets to Prepayments and other current assets

(b) Reclassification from Accounts payable and accrued expenses to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

Linebacker

Audited Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	Linebacker Before Reclassification	Reclassification		Linebacker as Reclassified
Total revenues	Revenue	$510	$—		$510
Fuel and transportation	Cost of operations (excluding depreciation and amortization shown below)	250	138	(a)	388
Loss on risk management activities		21	(21)	(a)	—
Operating and maintenance		117	(117)	(a)	—
Depreciation	Depreciation and amortization	25	—		25
General and administrative	Selling, general and administrative costs	6	—		6
	Other income, net	—	1	(b)	1
Interest expense, net	Interest expense	(28)	(1)	(b)	(29)
Income tax expense	Income tax expense/(benefit)	2	—		2
Net Income		$61	$—		$61

(a) Reclassification from Loss on risk management activities and Operating and maintenance to Cost of operations

(b) Reclassification of interest income from Interest expense, net to Other income, net

Note 5. Reclassification Adjustments — CPower

During the preparation of the unaudited pro forma combined financial statements, management performed a preliminary analysis of the CPower financial information to identify differences in CPower’s financial statement presentation as compared to the presentation of NRG. The below reclassification adjustments represent NRG’s best estimates based upon the information currently available to NRG. The reclassification adjustments are subject to change once more detailed information is available and additional analysis is performed.

Balance Sheet Reclassifications

CPower

Audited Consolidated Balance Sheet

As of December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Assets
Cash and cash equivalents	Cash and cash equivalents	$129	$—		$129
Trade accounts receivable, net	Accounts receivable, net	13	14	(a)	27
Unbilled accounts receivable		14	(14)	(a)	—
Other current assets	Prepayments and other current assets	3	—		3
Property and equipment, net	Property, plant and equipment, net	10	—		10
Intangible assets, net	Other intangible assets, net	101	—		101
Goodwill	Goodwill	127	—		127
Lease Right of Use Asset	Operating lease right-of-use assets, net	2	—		2
Other assets	Other non-current assets	2	—		2
Total Assets		$401	$—		$401

Liabilities
Trade accounts payable	Accounts payable	$1	$—		$1
Accrued customer payments	Accrued expenses and other current liabilities	117	13	(b)	130
Accrued payroll, benefits, and other		5	(5)	(b)	—
Debt - short term	Current portion of long-term debt and finance leases	86	—		86
Lease liability - short term	Current portion of operating lease liabilities	1	—		1
Other current liabilities		8	(8)	(b)	—
Debt due to related parties	Debt due to related parties	17	—		17
Accrued liabilities due to related parties	Accrued liabilities due to related parties	3	—		3
Deferred tax liabilities	Deferred income taxes	18	—		18
Lease Liability - long term	Non-current operating lease liabilities	1	—		1
Stockholders’ Equity/Members’ Equity
Members’ equity	Member’s equity	144	—		144
Total Liabilities and Stockholders' Equity/Members’ Equity		$401	$—		$401

(a) Reclassification from Unbilled accounts receivable to Accounts receivable, net

(b) Reclassification from Accrued payroll, benefits, and other and Other current liabilities to Accrued expenses and other current liabilities

Statement of Operations Reclassifications

CPower

Audited Consolidated Statement of Operations

For the Year Ended December 31, 2025

(In millions)
Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Combined Financial Statements	CPower Before Reclassification	Reclassification		CPower as Reclassified
Revenue	Revenue	$247	$—		$247
Cost of revenue	Cost of operations (excluding depreciation and amortization shown below)	156	—		156
Amortization & depreciation	Depreciation and amortization	23	—		23
General & administrative	Selling, general and administrative costs	14	39	(a)	53
Compensation		39	(39)	(a)	—
Transaction & other expenses	Acquisition-related transaction and integration costs .	1	—		1
Interest expense	Interest expense	(12)	—		(12)
Net Income		$2	$—		$2

(a) Reclassification from Compensation to Selling, general and administrative costs

Note 6. Preliminary Calculation of Estimated Consideration and Preliminary Purchase Price Allocation

Estimated Consideration

The Company completed the acquisition of the LS Power Portfolio on January 30, 2026. The below is reflected in the Acquisition Accounting Adjustments in the unaudited pro forma combined balance sheet as of December 31, 2025.

The total consideration was calculated as follows:

(In millions)
Cash Consideration (inclusive of preliminary working capital and certain other adjustments of $479 million)	$6,851
Stock Consideration: 24,250,000 common shares of NRG, par value $0.01 per share, based on NRG closing share price of $153.72 on January 29, 2026	3,728
Total Preliminary Consideration	$10,579

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at fair value on the acquisition date. The Acquisition Accounting Adjustments included herein are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition.

The table below represents an initial allocation of the consideration to tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimated fair values as of December 31, 2025:

(In millions)
Current assets	$1,235
Property, plant and equipment	11,610
Other non-current assets	386
Current liabilities	(1,016)
Long-term debt and finance leases	(3,319)
Non-current liabilities	(513)
Identifiable intangible assets attributable to LS Power Portfolio	340
Goodwill	1,856
Total Preliminary Consideration	$10,579

The preliminary fair value of the identifiable intangible assets of $340 million, which includes customer relationships, technology related assets, trade names and contracts, will be amortized over the estimated useful life. The estimated weighted average useful life is approximately 12 years. The preliminary useful lives of the intangible assets were determined based on the expected pattern of the economic benefit. The expected amortization for the five years following the Acquisition is currently estimated to be $37 million per year. Goodwill represents the excess of the preliminary consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairments at least annually, absent any indicators for impairment. Goodwill is attributable to the planned growth and synergies expected to be achieved from combining the operation of LS Power acquired entities with NRG’s existing business. The goodwill recorded is expected to be deductible for tax purposes.

The final purchase price allocation depends on certain valuations and other studies that have not yet been completed. The final determination of the purchase price allocation will be based on the net assets acquired as of the acquisition date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on receipt of more detailed information. Accordingly, the pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth above.

Note 7. Adjustments to Unaudited Pro Forma Combined Balance Sheet

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined balance sheet are detailed below:

(a) Reflects draw from the Company’s Revolver Credit Facility on January 2026, and cash outflow to complete the acquisition of the LS Power Portfolio as detailed below:

(In millions)
Net cash received from financing transactions
Proceeds from Revolving Credit Facility	$2,494
Total Financing Transactions Adjustments	$2,494
Preliminary Cash Consideration
Use of proceeds from financing transactions, net of issuance costs	$(6,851)
Acquisition Accounting Adjustments	$(6,851)

(b) Reflects the elimination of $52 million of accounts receivable and $52 million of accounts payable, representing receivables and payables between NRG and LS Power acquired entities.

(c) Reflects the removal of historical goodwill of LS Power acquired entities of $255 million and recognition of preliminary goodwill of $1,856 million representing the excess of preliminary purchase price over the estimated fair value of the acquired assets and liabilities, identifiable intangible assets and related deferred income taxes.

(d) Reflects the removal of historical intangible assets of LS Power acquired entities of $131 million and recognition of preliminary estimated identifiable intangible assets of $340 million.

(e) The table below reflects the Transactions Accounting Adjustments to Current portion of long-term debt and finance leases and Long-term debt and finance leases:

(In millions)	Acquisition Accounting Adjustments	Financing Transactions Adjustments
Borrowing under the Company’s Revolving Credit Facility (to fund the acquisition of the LS Power Portfolio)	$—	$2,494
Removal of CPower’s debt as NRG is not assuming that debt	(86)	—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	9	—
Total adjustments to Current portion of long-term debt and finance leases	$(77)	$2,494
Removal of Linebacker’s debt as NRG is not assuming that debt	$(603)	$—
Removal of Lightning’s unamortized deferred financing costs as a result of purchase accounting	46	—
Adjustment to record assumed outstanding debt at fair value as a result of purchase accounting	108	—
Total adjustments to Long-term debt and finance leases	$(449)	$—

(f) Reflects the accrual of $49 million of expected acquisition costs that are not yet recorded in NRG balance sheet as of December 31, 2025.

(g) Reflects $3 million of long-term deferred tax liabilities recorded as a result of the acquisitions accounting.

(h) Reflects elimination of the intercompany note payable and related accrued interest included in the CCS Power Finance Co, LLC historical balances payable to CCS Intermediate Holdco, LLC.

(i) Adjustment to reflect the issuance of 24,250,000 common shares of NRG, par value of $0.01 per share, based on NRG closing share price of $153.72 on January 29, 2026 as part of the Stock Consideration.

(j) Adjustments to Retained earnings include:

(In millions)
Acquisition Accounting Adjustments:
Accrual of expected acquisition costs	$(49)

(k) Reflects the removal of LS Power acquired entities historical Member’s equity.

Note 8. Adjustments to Unaudited Pro Forma Statements of Operations

The Transactions Accounting Adjustments reflected in the unaudited pro forma combined statement of operations are detailed below:

(a) Adjustments to Revenue, Cost of operations and Selling, general and administrative costs include:

(In millions)	For the Year ended December 31, 2025
Acquisition Accounting Adjustments:
Adjustments to Revenue
Eliminate transactions between NRG and LS Power acquired entities	$(114)
Adjustments to Costs of operations
Eliminate transactions between NRG and LS Power acquired entities	$(113)
Adjustments to align the capitalization of certain maintenance costs	(119)
Total adjustments to Costs of operations	$(232)
Adjustments to Selling, general and administrative costs
Eliminate transactions between NRG and LS Power acquired entities	$(1)

(b) Adjustments to Depreciation and amortization expense include:

(In millions)	For the Year ended December 31, 2025
Reversal of historical depreciation expense	(365)
Reversal of historical amortization of intangible assets	(18)
Recognition of depreciation expense based on the estimated fair value and estimated useful life of property, plant and equipment	411
Recognition of amortization expense based on the estimated fair value and estimated useful life of intangible assets	37
Adjustments to align the capitalization of certain maintenance costs	12
Acquisition Accounting Adjustments	$77

(c) Reflects $49 million of expected acquisition costs recorded in the unaudited pro forma combined statement of operations for the year ended December 31, 2025, in addition to the $32 million that are already included in NRG’s historical consolidated statement of operations.

(d) Adjustments to Interest expense include:

(In millions)	For the Year ended December 31, 2025
Reversal of historical Linebacker and CPower interest expense (unassumed debt)	$41
Amortization of the difference between the fair value and the carrying value of LS Power assumed debt	14
Total Acquisition Accounting Adjustments	$55
Adjustment to reflect incremental interest expense assuming all sources of funds to fund the cash consideration occurred January, 1, 2025	(303)
Financing Transactions Adjustments	$(303)

(e) Reflects income tax effect of the Transactions Accounting Adjustments based on a combined estimated tax rate of 24.59% for all periods presented.

(f) Reflects the impact of the issuance of 24,250,000 Common Stock of NRG for the stock consideration portion of the LS Power Portfolio acquisition, on the calculation of the pro forma combined basic and diluted income per share. As the acquisition is being reflected as if it had occurred on January 1, 2025, the calculation of weighted average shares outstanding for basic and diluted pro forma combined income per share assumes the shares issued in connection with the acquisition have been outstanding for the entire year.